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                                                                    EXHIBIT 10.1





                               AMSURG CORPORATION
                 SUPPLEMENTAL EXECUTIVE RETIREMENT SAVINGS PLAN



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                                TABLE OF CONTENTS

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ARTICLE I TITLE AND DEFINITIONS.......................................................1
         1.1      Definitions.........................................................1


ARTICLE II PARTICIPATION..............................................................5

ARTICLE III DEFERRAL ELECTIONS........................................................5
         3.1      Elections to Defer Compensation.....................................5

         3.2      Investment Elections................................................6


ARTICLE IV DEFERRAL ACCOUNTS..........................................................7
         4.1      Deferral Accounts...................................................7

         4.2      Company Contribution Account........................................7


ARTICLE V VESTING.....................................................................8

ARTICLE VI DISTRIBUTIONS..............................................................9
         6.1      Distribution of Deferred Compensation and Discretionary
                  Company Contributions...............................................9

         6.2      Early Non-Scheduled Distributions..................................11

         6.3      Hardship Distribution..............................................12

         6.4      Inability to Locate Participant....................................12


ARTICLE VII ADMINISTRATION...........................................................12
         7.1      Committee..........................................................12

         7.2      Committee Action...................................................12

         7.3      Powers and Duties of the Committee.................................13

         7.4      Construction and Interpretation....................................13

         7.5      Information........................................................13

         7.6      Compensation, Expenses and Indemnity...............................14

         7.7      Quarterly Statements; Delegation of Administrative Functions.......14


                                      (i)

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
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         7.8      Disputes...........................................................14


ARTICLE VIII MISCELLANEOUS...........................................................15
         8.1      Unsecured General Creditor.........................................15

         8.2      Insurance Contracts or Policies....................................16

         8.3      Restriction Against Assignment.....................................16

         8.4      Withholding........................................................16

         8.5      Amendment, Modification, Suspension or Termination.................16

         8.6      Governing Law......................................................17

         8.7      Receipt or Release.................................................17

         8.8      Payments on Behalf of Persons Under Incapacity.....................17

         8.9      Limitation of Rights and Employment Relationship...................17

         8.10     Change of Control..................................................17

         8.11     Headings...........................................................17











                                      (ii)

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                               AMSURG CORPORATION
                 SUPPLEMENTAL EXECUTIVE RETIREMENT SAVINGS PLAN

         WHEREAS, the AmSurg Corporation (the "Company") desires to establish this Supplemental Executive Retirement Savings Plan ("Plan") for a select group of management or highly compensated employees of the Company and its affiliates;

         NOW, THEREFORE, as of the Effective Date set forth herein, this Plan is hereby adopted to read as follows:

                                   ARTICLE I

                              TITLE AND DEFINITIONS

    1.1 Definitions.

         Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

         (a) "Account" or "Accounts" shall mean all of such accounts as are specifically authorized for inclusion in this Plan.

         (b) "Affiliate" shall mean each corporation (other than the Company) that is a member of the affiliated group filing consolidated federal income tax returns of which the Company is the common parent.

         (c) "Base Salary" shall mean a Participant's annual base salary, excluding bonus, commissions, incentive and all other remuneration for services rendered to Company and prior to reduction for any salary contributions to a plan established pursuant to Section 125 of the Code or qualified pursuant to
Section 401(k) of the Code.

         (d) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. No designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by Company pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Company.

         (e) "Board of Directors" or "Board" shall mean the Board of Directors of Company.

         (f) "Bonuses" shall mean the bonuses earned as of the last day of the Plan Year, provided a Participant is in the employ of the Company on the last day of the Plan Year.

         (g) "Change of Control" shall mean the happening of any of the following:

                  (1) any person, entity or group, other than the Company or a wholly owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; or

                  (2) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other company or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

                  (3) during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by the vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

         (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.


                                      -2-
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         (i) "Committee" shall mean the committee appointed by the Board to administer the Plan in accordance with Article VII; provided that, if no committee has been appointed by the Board in accordance with Article VII, the Committee shall be the Compensation Committee of the Board.

         (j) "Company" shall mean AmSurg Corporation.

         (k) "Company Contribution Account" shall mean the bookkeeping account maintained by Company for each Participant that is credited with an amount equal to the Company Discretionary Contribution Amount, if any, and earnings and losses on such amounts pursuant to Section 4.2.

         (l) "Company Discretionary Contribution Amount" with respect to a Participant shall mean such amount, if any, contributed by the Company, on a purely discretionary basis, under the Plan for the benefit of Participant for a Plan Year. Such amount may differ from Participant to Participant both in amount, if any, and as a percentage of Compensation.

         (m) "Compensation" shall be base salary, bonus, commissions, and 401(k) excess contributions.

         (n) "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant's Compensation that he or she elects to defer, and (2) earnings and losses pursuant to Section 4.1.

         (o) "Deferral Election Form" shall mean a form provided by the Committee pursuant to which an Eligible Employee may elect to defer or redefer compensation in accordance with the Plan. The form and content of the Deferral Election Form may be revised from time to time consistent with the Plan, by or at the direction of the Company's chief executive officer, chief financial officer or chief legal officer.

         (p) "Distributable Amount" at any time shall mean the vested balance in the Participant's Deferral Account and Company Contribution Account at such time.

         (q) "Distribution Election Form" shall mean a form provided by the Committee pursuant to which an Eligible Employee may elect an Elected Withdrawal Schedule and/or a Elected Termination Schedule in accordance with the Plan. The form and content of the Distribution Election Form may be revised from time to time consistent with the Plan, by or at the direction of the Company's chief executive officer, chief financial officer or chief legal officer.

         (r) "Early Distribution" shall mean an election by Participant in accordance with Section 6.2 to receive a withdrawal of amounts from his or her Deferral Account and Company Contribution Account prior to the time at which such Participant would otherwise be entitled to such amounts.

         (s) "Effective Date" for the Plan Year shall be January 1 thru December 31.


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         (t) "Elected Termination Schedule" shall mean a distribution schedule elected by a Participant, as set forth on the Distribution Election Form for such Plan Year or as otherwise elected by the Participant pursuant to the Plan, which shall govern certain withdrawals in accordance with Section 6.1(a) in the case of a Participant who retires or terminates employment. Each Elected Termination Schedule shall satisfy the requirements of Section 6.1(a).

         (u) "Elected Withdrawal Schedule" shall mean a distribution schedule elected by a Participant as set forth on the Distribution Election Form for such Plan Year or as otherwise elected by the Participant pursuant to the Plan, which shall govern certain in-service withdrawals in accordance with Section 6.1(b). Each Elected Withdrawal Schedule shall satisfy the requirements of Sections 6.1(c) and 6.1(d).

         (v) "Eligible Employee" shall be a select group of management and/or highly compensated employees of AmSurg Corporation, or any of its Affiliates, designated by the Committee as eligible to participate under the Plan.

         (w) "Fund" or "Funds" shall mean one or more of the deemed investment funds selected by the Committee pursuant to Section 3.2(b).

         (x) "Hardship Distribution" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her Dependent (as defined in Section 152(a) of the Code), loss of a Participant's property due to casualty, or other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that would constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, a Hardship Distribution may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan.

         (y) "Initial Election Period" shall mean the 30-day period prior to the Effective Date of the Plan, or the 30-day period following the time the Company designates an employee as an Eligible Employee.

         (z) "Interest Rate" shall mean, for each Fund, an amount equal to the net gain or loss on the assets of such Fund during each month or other period, expressed as a percentage of the balance of the Fund at the beginning of the month or other period.

         (aa) "Long Term Disability" shall mean a physical or mental condition of a Participant resulting in:

                  (1) evidence that the Participant is deemed by the Social Security Administration to be eligible to receive a disability benefit, or

                  (2) evidence that the Participant is eligible for disability benefits under the long-term disability plan sponsored by the Company, or

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                  (3) evidence satisfactory to the Committee that the
Participant is totally and permanently disabled.

         (bb) "Participant" shall mean any Eligible Employee who becomes a Participant in this Plan in accordance with Article II.

         (cc) "Payment Date" shall mean (i) with respect to distributions pursuant to an Elected Withdrawal Schedule for a Plan Year, the last regularly scheduled pay day during February of the calendar year elected by the Participant on the Distribution Election Form for the Plan Year, provided such year must begin no earlier than two (2) years after the last day of the Plan Year, and (ii) with respect to distributions upon the termination or retirement of a Participant the last regularly scheduled pay day during February of the calendar year beginning after the event of termination or retirement. All initial first year installments, or Distributable Amounts, paid as a result of elected withdrawals, termination, and/or retirement, will be determined based upon the prior year's December 31st vested account balances. Subsequent year's installments will be fixed at this same amount with only the final installment changing to equal the value of the account on the proceeding December 31st.

         (dd) "Plan" shall be this AmSurg Corporation Supplemental Executive Retirement Savings Plan.

         (ee) "Plan Year" for the initial term shall be January 1, 2004 thru December 31, 2004; thereafter, shall be January 1 to December 31.

                                   ARTICLE II

                                  PARTICIPATION

    2.1 Requirements for Participation. An Eligible Employee shall become a Participant in the Plan by (i) timely completing and submitting a Deferral Election Form for a Plan Year in accordance with Section 3.1(a), and all other relevant and appropriate forms as required by the Committee, and (ii) completing any medical questionnaire required pursuant to Section 8.2.

                                  ARTICLE III

                               DEFERRAL ELECTIONS


    3.1 Elections to Defer Compensation.

         (a) Initial Election Period. Subject to the provisions of Article II, each Eligible Employee may elect to defer a percentage of Compensation by filing with the Committee a signed and completed election that conforms to the requirements of this Section 3.1, on a Deferral Election Form, no later than the last day of his or her Initial Election Period.

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         (b) General Rule. The Compensation that an Eligible Employee may elect to defer in accordance with Section 3.1(a) shall not exceed fifty (50) percent of the Eligible Employee's base salary; provided that an Eligible Employee may defer up to fifty (50) percent of bonuses for a Plan year; and provided further that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy Social Security Tax (including Medicare), income tax and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Committee. An Eligible Employee may NOT elect to change or revoke an election to defer commissions or salary during a Plan Year. Bonus deferral elections are ALSO irrevocable for the Plan Year.

         (c) Duration of Compensation Deferral Election. An Eligible Employee's initial election to defer Compensation must be made 30 days prior to the end of the Initial Election Period and shall be effective with respect to Compensation received in the applicable Plan Year after such deferral election is processed. Deferral elections stand unless amended during the annual enrollment period. A Participant who remains an Eligible Employee for a subsequent Plan Year may increase, decrease or terminate a deferral election with respect to Compensation for any subsequent Plan Year by filing a new signed and completed Deferral Election Form during the open enrollment period. In the case of an employee who becomes an Eligible Employee during a Plan Year, such Eligible Employee shall have 30 days from the date he or she has become an Eligible Employee to make an initial election with respect to Compensation for such Plan Year, and such election shall be for the remainder of the Plan Year.

         (d) Elections other than Elections during the Initial Election Period. Subject to the limitations of Section 3.1(b) above, any Eligible Employee who has previously made a Compensation deferral election may elect to again defer Compensation, by filing a signed and completed Deferral Election Form to defer Compensation as described in Sections 3.1(b) and 3.1(c) above. An election to defer Compensation must be filed in a timely manner in accordance with Section 3.1(c).

    3.2 Investment Elections.

         (a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, on a form provided by the Committee, the investment funds or types of investment funds in which the Participant's Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to that Account. In making the designation pursuant to this
Section 3.2, the Participant may specify that all or any multiple of his or her Account be deemed to be invested, in whole percentage increments, in one or more of investment funds or types of investment funds provided under the Plan as communicated from time to time by the Committee. On a form provided by the Committee, a participant may change each of the investment allocations monthly while employed or after retirement. Changes made by the end of the month will be effective the first business day of the following month. If a Participant fails to elect a fund or type of fund under this Section 3.2, he or she shall be deemed to have elected a money market type of investment fund.

         (b) Although the Participant may designate an investment fund or type of investments, the Committee shall not be bound by such designation. The Committee shall select from time to time, in its sole and absolute discretion, commercially available investments of each of the types communicated by the Committee to the Participant pursuant to Section 3.2(a) above to be the Funds. The Interest Rate of each such commercially available investment fund shall be used to determine the amount of earnings or losses to be credited to Participant's Account under Article IV. Participants shall have no ownership interests in any investments made by the Company.

                                   ARTICLE IV

                                DEFERRAL ACCOUNTS

     4.1 Deferral Accounts.

         The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("investment fund subaccounts"), each of which corresponds to an investment fund elected by the Participant pursuant to Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

         (a) On the fifth business day after amounts are withheld and deferred from a Participant's Compensation, the Committee shall credit the investment fund subaccounts of the Participant's Deferral Account, for the plan year in which the compensation was earned, with an amount equal to Compensation deferred by the Participant in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deemed to be invested in a certain type of investment fund shall be credited to the investment fund subaccount corresponding to that investment fund;

         (b) Each business day, each investment fund subaccount of a Participant's Deferral Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the prior day plus contributions credited that day to the investment fund subaccount by the Interest Rate for the corresponding fund selected by the Company pursuant to Section 3.2(b);

         (c) In the event that a Participant elects for a given Plan Year's deferral of Compensation to have a Elected Withdrawal Schedule, all amounts attributed to the deferral of Compensation for such Plan Year shall be accounted for in a manner which allows separate accounting for the deferral of Compensation and investment gains and losses associated with such Plan Year's deferral of Compensation.

     4.2 Company Contribution Account.

         The Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan. Each Participant's Company Contribution Account shall be further divided into separate investment fund subaccounts corresponding to the investment fund elected by the Participant pursuant to Section 3.2(a). A Participant's Company Contribution Account shall be credited as follows:

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         (a) On an a date at the company's discretion, the Committee shall credit the investment fund subaccounts of the Participant's Company Contribution Account with an amount equal to the Company Discretionary Contribution Amount, if any, applicable to that Participant, that is, the proportion of the Company Discretionary Contribution Amount, if any, which the Participant elected to be deemed to be invested in a certain type of investment fund shall be credited to the corresponding investment fund subaccount; and

         (b) Each business day, each investment fund subaccount of a Participant's Company Contribution Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the prior day plus contributions credited that day to the investment fund subaccount by the Interest Rate for the corresponding Fund selected by the Company pursuant to Section 3.2(b).

                                   ARTICLE V

                                     VESTING

         A Participant shall be 100% vested in his or her Deferral Account.

         Company Contributions will vest according to the schedule set forth below.

        Plan Year*                       Vested Percentage
        ----------                       -----------------
        Year 1**                                   20%
        Year 2                                     40%
        Year 3                                     60%
        Year 4                                     80%
        Year 5                                    100%

 * A Participant will be given vesting credit for a Plan Year on the last day of that Plan Year if he is still employed.

** Plan Year for which these Company Contribution amounts are made.

         Deferral Account balances will become fully vested on the earliest of the following dates:

         (a) the date the Participant attains age sixty-five (65) years, provided the Participant is actively employed on such date;

         (b) the date of the Participant's death, provided the Participant is actively employed on such date;

         (c) the date of the Participant's disability, provided the Participant is actively employed on such date;

         (d) the date of termination of the Plan;

         (e) the date of a Change of Control.

         The portion of a Participant's Deferral Account, which is not vested as described above, will be forfeited as of the date the Participant terminates employment.

                                   ARTICLE VI

                                  DISTRIBUTIONS

    6.1 Distribution of Deferred Compensation and Discretionary Company Contributions.

         (a) Distribution upon Retirement or Termination due to Long-Term Disability. In the case of a Participant who retires or terminates employment with Company or an Affiliate due to Long-Term Disability (and, as a result of such retirement or termination is no longer employed by the Company or its Affiliates) and has an Account balance of more than $50,000 at the time of such retirement or termination, the Distributable Amount shall be paid to the Participant in substantially equal annual installments over ten (10) years commencing on the Participant's Payment Date, or as otherwise set forth in a properly and timely completed and filed Election Termination Schedule. A Participant may elect an optional form of Elected Termination Schedule on the Distribution Election Form provided by Company during his or her enrollment period, with only the most recent and valid election on record used in determining the payout method, provided that the Elected Termination Schedule provides for one of the following alternatives:

                  (1) A lump sum distribution beginning on the Participant's Payment Date.

                  (2) Substantially equal annual installments over five (5) years beginning on the Participant's Payment Date.

                  (3) Substantially equal annual installments over fifteen (15) years beginning on the Participant's Payment Date.

                  (4) Excluding lump sum elections or the final distribution installment from any proceeding installment election, which will be paid to participants as a lump sum distribution amount, all installment amounts paid to participants will be determined by dividing the December 31st vested account balance from the year prior to Participant's Payment Date, by the number of total installments elected. The amount determined shall remain fixed until the final and last installment, which will be an increased or decreased distribution amount in order to distribute the plan year's remaining balance plus all accrued gains/losses on the plan year's balance being distributed.

                  A Participant may modify the Elected Termination Schedule that he or she has previously elected, provided such modification occurs at least one
(1) year before the Participant terminates employment with the Company or an Affiliate. If an attempted modification does not occur at least one (1) year before the Participant terminates employment, it shall be void, and the Elected Termination Schedule in effect prior to such attempted modification shall remain effective.

                  In the case of a Participant who terminates employment with Company or an Affiliate and has an Account balance of $50,000 or less the Distributable Amount shall be paid to the Participant in a lump sum distribution on the Participant's Payment Date.

                  The Participant's Account shall continue to be credited with earnings pursuant to Section 4.1 of the Plan until all amounts credited to his or her Account under the Plan have been distributed.

         (b) Distribution Under Elected Withdrawal Schedule (In-Service). In the case of a Participant who has elected a Elected Withdrawal Schedule for a distribution while still in the employ of the Company or an Affiliate, such Participant shall receive his or her Distributable Amount, as has been elected by the Participant to be subject to the Elected Withdrawal Schedule. A Participant may initially elect an Elected Withdrawal Schedule for deferrals made during a Plan year by submitting a completed and signed Distribution Election Form by the due date for the Deferral Election Form for the same Plan Year.

         (c) Permitted Withdrawal Schedules. A Participant's Elected Withdrawal Schedule with respect to deferrals of Compensation deferred in a given Plan Year can be no earlier than two (2) years from the last day of the Plan Year for which the deferrals of Compensation, are made. A Participant' Elected Withdrawal Schedule shall otherwise conform with the choices available on the applicable Distribution Election Form. In the case of a Participant with a balance of more than $25,000, for the plan year in which the election applies, an Elected Withdrawal Schedule shall provide for the Distributable Amount to be paid to the Participant from among the following alternatives:

                  (1) A lump sum distribution beginning on the Participant's Payment Date.

                  (2) Annual installments over two (2) to five (5) years beginning on the Participant's Payment Date.

                  (3) Excluding lump sum elections or the final distribution installment from any proceeding installment election, which will be paid to participants as a lump sum distribution amount, all installment amounts paid to participants will be determined by dividing the December 31st vested account balance from the year prior to Participant's Payment Date, by the number of total installments elected. The amount determined shall remain fixed until the final and last installment, which will be an increased or decreased distribution amount in order to distribute the plan year's remaining balance plus all accrued gains/losses on the plan year's balance being distributed.

                  (4) All elected withdrawal distributions will exclude any amounts in company contribution balances that are not 100% vested in accordance with the vesting schedule set forth by the committee.

         (d) Extensions. A Participant may extend the Elected Withdrawal Schedule for any Plan Year, provided such extension occurs at least one year before the initial payment is due under the Elected Withdrawal Schedule in effect prior to the extension and extends the Payment Date under the Elected Withdrawal Schedule for at least two (2) years. However, the method of payout elected (lump sum or installments) may be changed an unlimited number of times provided it meets the criteria above. The Participant shall have the right to twice modify any Elected Withdrawal Schedule in accordance with the preceding sentence. In the event a Participant terminates employment with Company or an Affiliate prior to the last scheduled distribution under an Elected Withdrawal Schedule, other than by reason of death, the portion of the Participant's Account associated with a Elected Withdrawal Schedule, which has not occurred prior to such termination, shall be distributed in accordance with Section 6.1(a).

         (e) Distribution for Termination of Employment due to Death. A Participant who dies while employed by the Company or an Affiliate will receive the total undistributed account balance in a lump sum.

         (f) Distribution for Termination of Employment. A Participant who terminates employment prior to retirement or termination due to Long-term Disability will receive the total account balance in a lump sum at the end of the quarter in which employment ended.

     6.2 Early Non-Scheduled Distributions.

         A Participant shall be permitted to elect an Early Distribution from his or her Account prior to the Payment Date, subject to the following restrictions:

         (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

         (b) The amount of the Early Distribution shall equal up to 90% of his vested Account balance.

         (c) The amount described in subsection (b) above shall be no less than $10,000, or the participant's full account balances if less then $10,000, and paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

         (d) If a Participant requests an Early Distribution of his or her entire vested Account, the remaining balance of his or her Account (10% of the Account) shall be permanently forfeited and the Company shall have no obligation to the Participant or his Beneficiary with respect to such forfeited amount. If a Participant receives an Early Distribution of less than his or her entire vested Account, such Participant shall forfeit ten percent (10%)of the gross amount by which the Participant's account will be reduced, and shall receive a distribution of the remaining 90% of such gross amount, and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount.

If a Participant receives an Early Distribution of either all or a part of his or her Account, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and the following Plan Year. All distributions shall be made on a pro rata basis from among a Participant's Accounts.

     6.3 Hardship Distribution.

         A Participant shall be permitted to elect a Hardship Distribution from his or her vested Accounts prior to the Payment Date, subject to the following restrictions:

         (a) The election to take a Hardship Distribution shall be made by filing a form provided by and filed with Committee prior to the end of any calendar month.

         (b) The Committee shall have made a determination that the requested distribution constitutes a Hardship Distribution in accordance with Section 1.1(w) of the Plan.

         (c) The amount determined by the Committee as a Hardship Distribution shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Hardship Distribution election is made and approved by the Committee.

         (d) If a Participant receives a Hardship Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year.

         (e) Any such distributions will be made prorata and only from fully vested account balances.

     6.4 Inability to Locate Participant.

         In the event that the Committee is unable to locate a Participant or Beneficiary within two (2) years following the required Payment Date, the amount allocated to the Participant's Deferral Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings.

                                  ARTICLE VII

                                 ADMINISTRATION

     7.1 Committee.

         The Board may appoint a committee to serve, at the pleasure of the Board, as the Committee. The number of members comprising such committee shall be determined by the Board, which may from time to time vary the number of members. A member of the Committee appointed pursuant to this Section 7.1 may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member.

     7.2 Committee Action.

         The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. A majority of the members of the Committee shall constitute a quorum in any meeting of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

     7.3 Powers and Duties of the Committee.

         (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                  (1) To select the Funds in accordance with Section 3.2(b) hereof;

                  (2) To construe and interpret the terms and provisions of this Plan;

                  (3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

                  (4) To maintain all records that may be necessary for the administration of the Plan;

                  (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                  (6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

                  (7) To appoint one or more Plan administrators or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

                  (8) To take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue the Policies.

     7.4 Construction and Interpretation.

         The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

     7.5 Information.

         To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all

Participants, their death or other events, which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

     7.6 Compensation, Expenses and Indemnity.

         (a) The members of the Committee shall serve without compensation for their services hereunder.

         (b) The Committee is authorized at the expense of the Company to employ such legal counsel, as it may deem advisable, to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

         (c) To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

     7.7 Quarterly Statements; Delegation of Administrative Functions.

         (a) Under procedures established by the Committee, a statement shall be made available to Participants with respect to such Participant's Accounts on a quarterly basis.

         (b) The Committee may delegate administrative duties under the Plan to any one or more persons or companies selected by the Committee.

     7.8 Disputes.

         (a) Claim.

         A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business.

         (b) Claim Decision.

         Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for special circumstances.

         If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial;
(B) the specific reference to pertinent provisions of this Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (c).

         (c) Request For Review.

         Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Company. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty
(60) day period, he or she shall be barred and estopped from challenging the Company's determination.

         (d) Review of Decision.

         Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty
(60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

         (e) Legal Action. A Claimant's compliance with the foregoing provisions of this Article VII is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Unsecured General Creditor.

         Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     8.2 Insurance Contracts or Policies.

         Amounts payable hereunder may be provided through insurance contracts or policies, the premiums for which are paid by the Company from its general assets, and which contracts or policies are issued by an insurance company or similar organization. In order to become a Participant under the Plan, an Eligible Participant may be required to complete such insurance application forms and insurance application worksheets as requested by the Committee in connection with the acquisition of any such insurance contract or policy.

     8.3 Restriction Against Assignment.

         The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

     8.4 Withholding.

         There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes, which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

     8.5 Amendment, Modification, Suspension or Termination.

         The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

     8.6 Governing Law.

         This Plan shall be construed, governed and administered in accordance with the laws of the State of Tennessee, except where pre-empted by federal law.

     8.7 Receipt or Release.

         Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

     8.8 Payments on Behalf of Persons Under Incapacity.

         In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

     8.9 Limitation of Rights and Employment Relationship.

         Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company or any Affiliate except as provided in the Plan; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan.

    8.10 Change of Control.

         In the event of a Change of Control, the Plan will terminate pursuant to Section 8.5.

    8.11 Headings.

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed for and on behalf of the Company and its duly authorized officers on this the 6th day of January, 2003.





                                            AMSURG CORPORATION

                                            By:  /s/ Claire M. Gulmi
                                                 ---------------------

                                            Title:  CFO
                                                    ------------------




     ATTEST:

     /s/ Lisa M. Reeve
     ---------------------------